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                                                                    EXHIBIT 11.1

                                  ARQULE, INC.
   STATEMENT RE COMPUTATION OF UNAUDITED PRO FORMA NET INCOME (LOSS) PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         YEAR ENDED DECEMBER 31,
                                                 ---------------------------------------
                                                   1997           1998            1999
                                                   ----           ----            ----
Net income (loss) ..........................     $   291        $(6,462)        $(17,433)
                                                 =======        =======         ========
Weighted average shares outstanding:
 Common Stock ..............................      11,282         12,031           12,606
Weighted average common shares outstanding..      11,282         12,031           12,606
                                                 =======        =======         ========
Basic net income (loss) per share ..........     $  0.03        $ (0.54)        $  (1.38)
                                                 =======        =======         ========



                                                              YEAR ENDED DECEMBER 31,
                                                      ---------------------------------------
                                                        1997           1998            1999
                                                        ----           ----            ----
Net income (loss) ...............................     $   291        $(6,462)       $(17,433)
 Weighted average shares outstanding:
     Common Stock ...............................      11,282         12,031          12,606
     Common Stock equivalents ...................       1,112             --              --
                                                      -------        -------        --------
 Weighted average common shares and equivalents
 outstanding ....................................      12,394         12,031          12,606
 Diluted net income (loss) per share ............     $  0.02        $ (0.54)       $  (1.38)
                                                      =======        =======        ========